UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2004

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-50327	93-1214598

(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California 94065

(Address of principal executive offices) (Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 12. Results of Operations and Financial Condition

     On July 27, 2004, iPass Inc. reported its results of operations for its fiscal second quarter ended June 30, 2004. A copy of the press release issued by iPass concerning the foregoing results is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

     The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such filing.

     iPass provides non-GAAP net income and non-GAAP earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. iPass believes that this presentation of non-GAAP net income and non-GAAP earnings per share, excluding the effect of amortization of stock-based compensation, provides additional useful information to management and investors. Specifically, amortization of stock-based compensation is a non-cash expense, and management currently expects that once the company’s deferred stock-based compensation reflected on its balance sheet is fully amortized iPass will not, absent changes in financial reporting requirements, report additional stock-based compensation expense. Consequently, management excludes the effect of amortization of stock-based compensation for budgeting purposes, as well as analyzing the underlying performance of the company. Management believes that although GAAP measures are important for investors to understand, providing investors with these non-GAAP measures provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of iPass.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPASS INC.
Dated: July 27, 2004	By:	/s/ DONALD C. McCAULEY
Donald C. McCauley
Vice President, Finance, and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release, dated July 27, 2004, entitled “iPass Reports Second Quarter 2004 Results.”